Vertex Energy Inc. 8-K

Exhibit 10.6

EXECUTION VERSION

GUARANTY

between

VERTEX ENERGY, INC.

and

MACQUARIE ENERGY NORTH AMERICA TRADING INC.

dated as of

April 1, 2022

TABLE OF CONTENTS

Page

Section	1.	DEFINITIONS	1
Section	2.	AGREEMENT TO GUARANTEE OBLIGATIONS	1
	2.1	Guaranty	1
	2.2	Reinstatement	2
Section	3.	GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS	2
	3.1	Guaranty Absolute and Unconditional; No Waiver of Obligations	2
	3.2	Waivers and Acknowledgements	3
Section	4.	GUARANTOR RIGHTS OF SUBROGATION, ETC.	4
	4.1	Agreement to Pay; Subrogation, Subordination, Etc.	4
Section	5.	REPRESENTATIONS AND WARRANTIES; COVENANTS	4
	5.1	Representations and Warranties	4
	5.2	Covenants	5
Section	6.	MISCELLANEOUS	5
	6.1	Taxes	5
	6.2	Right of Set-off	5
	6.3	Amendments	5
	6.4	Indemnification	5
	6.5	Notices	6
	6.6	Continuing Guaranty; Assignments Under the S&O Agreement	6
	6.7	Counterparts; Integration; Effectiveness; Electronic Execution	6
	6.8	Applicable Law; Consent to Jurisdiction; etc.	7
	6.9	WAIVER OF JURY TRIAL	7

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GUARANTY

This GUARANTY (this “Agreement”), dated as of April 1, 2022 is made by and among VERTEX ENERGY, INC., a Nevada corporation (the “Guarantor”) and MACQUARIE ENERGY NORTH AMERICA TRADING INC., a Delaware corporation (“Macquarie”).

RECITALS

WHEREAS, Vertex Refining Alabama LLC, a Delaware limited liability company (the “Company”), has entered into a Supply and Offtake Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “S&O Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the S&O Agreement) dated as of the date hereof, between the Company and Macquarie;

WHEREAS, the Guarantor is a direct or indirect parent of the Company and will derive substantial direct and indirect benefits from the transactions contemplated by the S&O Agreement; and

WHEREAS, it is a condition precedent to the effectiveness of the S&O Agreement that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Macquarie to enter into the S&O Agreement, and for other good and valuable consideration which is hereby acknowledged the parties hereby agree, intending to be legally bound, as follows:

Section 1.	DEFINITIONS

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the S&O Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Guaranteed Obligations” means all obligations and liabilities of the Company owing to Macquarie in relation to the Transaction Documents, including, without limitation, the “Transaction Obligations” (as defined in the S&O Agreement).

“Indemnitee” has the meaning specified in Section 6.4.

“S&O Agreement” has the meaning set forth in the Recitals hereof.

“Subordinated Indebtedness” has the meaning specified in Section 4.1(b).

“Termination Date” has the meaning specified in Section 6.6.

Section 2.	AGREEMENT TO GUARANTEE OBLIGATIONS

2.1                     Guaranty. The Guarantor, hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the due and prompt payment and performance by the Company of all Guaranteed Obligations. The Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to Macquarie under or in respect of the Transaction Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

2.2                     Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by Macquarie or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise.

Section 3.	GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

3.1                     Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The Guaranteed Obligations of the Guarantor hereunder are independent of the obligations of the Company under any Transaction Document. A separate action may be brought against the Guarantor to enforce this Agreement, whether or not any action is brought against the Company or whether or not the Company is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the Guaranteed Obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)                any illegality or lack of validity or enforceability of any Guaranteed Obligation or any Transaction Documents or any related agreement or instrument;

(b)                any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Company under any Transaction Documents, or any rescission, waiver, amendment or other modification of Transaction Documents or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(c)                any taking, exchange, substitution, release, impairment or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations;

(d)                any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;

(e)                any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(f)                 any change, restructuring or termination of the corporate structure, ownership or existence of the Company or any of its Affiliates or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Guaranteed Obligation;

(g)                any failure of Macquarie to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to Macquarie; the Guarantor waiving any duty of Macquarie to disclose such information;

(h)                the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

(i)                 the failure of Macquarie to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Transaction Documents or otherwise;

(j)                 any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Company against Macquarie; or

(k)                any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Macquarie that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Company or any other guarantor or surety.

3.2                     Waivers and Acknowledgements.

(a)                 The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b)                 The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that Macquarie protect, secure, perfect or insure any Lien or any property subject thereto.

(c)                 The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the Guaranteed Obligations of the Guarantor hereunder.

(d)                 The Guarantor acknowledges that Macquarie may, at its election and without notice to or demand upon the Guarantor, foreclose on any collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such collateral in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any other guarantor or exercise any other right or remedy available to it against the Company or any other guarantor, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full or collateralized in full in cash. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against the Company or any other guarantor or any collateral.

Section 4.	GUARANTOR RIGHTS OF SUBROGATION, ETC.

4.1                     Agreement to Pay; Subrogation, Subordination, Etc.

(a)                Without limiting any other right that Macquarie has at law or in equity against the Guarantor, if the Company fails to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to Macquarie in cash. Upon payment by the Guarantor of any sums to Macquarie as provided herein, all of such Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Company shall be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Guaranteed Obligations.

(b)                The Guarantor hereby subordinates any and all obligations owed to the Guarantor by the Company (the “Subordinated Indebtedness”) to the Guaranteed Obligations to the extent provided below:

(i)                Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding against the Company under any Bankruptcy Law), the Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Indebtedness from the Company. After the occurrence of any Default or Event of Default (including the commencement and continuation of any proceeding against the Company under any Bankruptcy Law), the Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Indebtedness without the prior written consent of Macquarie.

(ii)               The Guarantor agrees that Macquarie shall be entitled to receive full payment in cash of all Guaranteed Obligations (including interest accrued on late payments at the Default Interest Rate) in any proceeding under any Bankruptcy Law against the Company before the Guarantor receives any payment on account of any Subordinated Indebtedness.

(iii)             After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Company under any Bankruptcy Law), the Guarantor shall collect, enforce and receive payments on the Subordinated Indebtedness as trustee for Macquarie and deliver such payments to Macquarie on account of the Guaranteed Obligations (including interest accrued on late payments at the Default Interest Rate), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of such Guarantor under this Agreement in any respect.

(iv)              After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Company under any Bankruptcy Law), Macquarie is authorized and empowered (but not obligated), in its discretion, (x) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Indebtedness and to apply any amount so received to the Guaranteed Obligations, and (y) to require the Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Indebtedness and (B) to pay any amounts received on such obligations to Macquarie for application to the Guaranteed Obligations.

Section 5.	REPRESENTATIONS AND WARRANTIES; COVENANTS

5.1                     Representations and Warranties. The Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Transaction Documents are true and correct. The Guarantor further represents and warrants that:

(a)                There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(b)                The Guarantor has, independently and without reliance upon Macquarie and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Transaction Documents to which it is or may become a party, and has established adequate procedures for continually obtaining information pertaining to, and is now and at all times will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company.

5.2                     Covenants. The Guarantor covenants and agrees that, until the Expiration Date, the Guarantor will perform and observe, and cause the Company and each of the Company’s Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents that are required to be, or that the Company has agreed to cause to be, performed or observed by the Guarantor.

Section 6.	MISCELLANEOUS

6.1                     Taxes. Article 16 (Taxes) of the S&O Agreement is hereby incorporated, mutatis mutandis, by reference as if such section were set forth in full herein and the Guarantor agrees to observe and perform each of the terms and conditions set forth in Article 16 (Taxes) of the S&O Agreement as such Article relates to the Guarantor.

6.2                     Right of Set-off. If an Event of Default shall have occurred and is continuing with respect to the Company, Macquarie and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Guarantor or the Company, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Macquarie or such Affiliate to or for the credit or the account of the Company or the Guarantor against any and all of the obligations of the Company or the Guarantor now or hereafter existing under this Agreement or any Transaction (as defined in the Master Agreement) whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not Macquarie or such Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Company or the Guarantor are owed to a branch, office or Affiliate of Macquarie different from the branch, office or Affiliate holding such deposit or obligated with respect to such obligations. The rights of Macquarie and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that Macquarie or such Affiliate may have. Macquarie agrees to notify the Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

6.3                     Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and Macquarie.

6.4                     Indemnification.

(a)                The Guarantor hereby agrees to indemnify and hold harmless Macquarie, its Affiliates, and their directors, officers, employees, representatives, agents and contractors (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and expenses (including reasonable attorneys’ fees and disbursements) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or the Guarantor) other than such Indemnitee and its Affiliates, and their directors, officers, employees, representatives, agents and contractors arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Guaranteed Obligations to be the legal, valid, and binding obligations of the Company or the Guarantor enforceable against the Company or the Guarantor in accordance with their terms, whether brought by a third party or by the Company or the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by the Company or the Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Transaction Document, if the Company or the Guarantor has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This clause (a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or similar items arising from any non-Tax claim.

(b)                To the fullest extent permitted by applicable law, the Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Transaction or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(c)                All amounts due under this Section shall be payable promptly after demand therefor.

(d)               Without prejudice to the survival of any other agreement of the Guarantor under this Agreement or any other Transaction Documents, the agreements and obligations of each Guarantor contained in Section 2.1 (with respect to enforcement expenses), Section 2.2, and this Section 6.4 shall survive termination of the Transaction Documents and payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement.

6.5                     Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications, consents, and notices provided for herein shall be pursuant to Article 28 (Notices) of the S&O Agreement.

6.6                     Continuing Guaranty; Assignments Under the S&O Agreement. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement, (y) the Expiration Date, and (z) the Termination Date (as defined in the S&O Agreement) (such date, the “Termination Date”), (ii) be binding on the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Macquarie and its successors and assigns. No party shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party; provided that in the event Macquarie assigns its rights and obligations under the S&O Agreement in accordance with section 27.2 of the S&O Agreement, such assignee shall thereupon become vested with all of the benefits in respect thereof granted to Macquarie herein or otherwise.

6.7                    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Transaction Documents, and any separate letter agreements with respect to fees payable to Macquarie, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by Macquarie and when Macquarie shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

6.8                     Applicable Law; Consent to Jurisdiction; etc.

(a)                APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND GUARANTEED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

(b)                CONSENT TO JURISDICTION.

(i)                EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITUATED IN THE CITY OF NEW YORK, (WITHOUT RECOURSE TO ARBITRATION UNLESS BOTH PARTIES AGREE IN WRITING), AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT THE ADDRESS INDICATED IN ARTICLE 28 OF THE S&O AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO PERSONAL JURISDICTION, WHETHER ON GROUNDS OF VENUE, RESIDENCE OR DOMICILE.

(ii)                EACH PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN ARTICLE 28 OF THE S&O AGREEMENT. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

6.9                     WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized as of the date hereof

GUARANTOR:	VERTEX ENERGY, INC.

	By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

MACQUARIE:	Macquarie Energy North America Trading Inc.

	By:	/s/ Travis McCullough
Name: Travis McCullough
Title: Division Director

	By:	/s/ Daniel Vizel
Name: Daniel Vizel
Title: Senior Managing Director

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